Exhibit 10.1

NOTE: This Performance Restricted Stock Unit Award Agreement is applicable to performance restricted stock unit awards made to members of the Managing Committee (“Participants”) of U.S. Bancorp (the “Company”) on and after January 1, 2013. These performance restricted stock unit awards have the terms and conditions set forth in (a) each Participant’s award summary (the “Award Summary”), which can be accessed on the Morgan Stanley Benefit Access Website at www.benefitaccess.com (or the website of any other stock plan administrator selected by the Company in the future), and (b) the form of Exhibit A hereto (which will be completed to include all information called for therein) (the “Completed Exhibit A”) provided to such Participant as soon as administratively feasible following the date on which the award is made. The Award Summary may be viewed at any time on this Website, and the Award Summary may also be printed out. In addition to the individual terms and conditions set forth in the Award Summary and the Completed Exhibit A, each performance restricted stock unit award will have the terms and conditions set forth in the form of Performance Restricted Stock Unit Award Agreement below. As a condition of each performance restricted stock unit award, Participant accepts the terms and conditions of the Performance Restricted Stock Unit Award Agreement, the Award Summary and the Completed Exhibit A.

U.S. BANCORP

PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AGREEMENT, together with the Award Summary and the Completed Exhibit A which are incorporated herein by reference (collectively, the “Agreement”), sets forth the terms and conditions of a performance restricted stock unit award representing the right to receive shares of common stock of the Company, par value $0.01 per share (the “Common Stock”). The Agreement is issued pursuant to the Company’s Amended and Restated 2007 Stock Incentive Plan, which was approved by shareholders on April 20, 2010 (the “Plan”) and is subject to its terms. Capitalized terms that are not defined in the Agreement shall have the meaning ascribed to such terms in the Plan.

The Company and Participant agree as follows:

1.	Award

Subject to the terms and conditions of the Plan and the Agreement, the Company grants to Participant a performance restricted stock unit award entitling Participant to the number of performance restricted stock units (the “Units”) equal to the “Target Award Number” set forth in Participant’s Award Summary (such number of units, the “Target Award Number”). The Target Award Number shall be adjusted upward or downward as provided in the Completed Exhibit A. The number of Units that Participant will receive under the Agreement, after giving effect to such adjustment, is referred to herein as the “Final Award Number.” Each Unit represents the right to receive one share of Common Stock, subject to the vesting requirements and distribution provisions of the Agreement and the terms of the Plan. The shares of Common Stock distributable to Participant with respect to the Units granted hereunder are referred to as the “Shares.” Participant’s Award Summary sets forth the date of grant of this award (the “Grant Date”). The Completed Exhibit A sets forth (a) the performance period over which the Final Award Number will be determined (the “Performance Period”), and (b) the date on which the Final Award Number will be determined (the “Determination Date”).

2.	Vesting; Forfeiture

(a) Time Based Vesting Conditions. Subject to the terms and conditions of the Agreement, the Units shall vest in installments on the dates set forth in the Participant’s Award Summary (each such date, a “Scheduled Vesting Date”), if the Participant remains continuously employed by the Company or an Affiliate of the Company until any such Scheduled Vesting Date. Except as otherwise provided in the Agreement, if Participant ceases to be an employee of the Company or any Affiliate (as defined in Section 11) prior to vesting of any Units in accordance with the Award Summary, all of Participant’s unvested Units shall be immediately and irrevocably forfeited.

(b) Continued Vesting Upon Separation From Service Due to Retirement or Disability. If Participant has a Separation From Service (as defined in Section 11) with the Company or any Affiliate by reason of Disability (as defined in Section 11) or Retirement (as defined in Section 11), the Units shall not be forfeited, but shall continue to vest on the Scheduled Vesting Dates in accordance with Participant’s Award Summary and subject to the terms of the Agreement, including Section 2(f) hereof, as though such Separation From Service had never occurred, so long as the Participant has at all times since the Grant Date complied with the terms of any confidentiality and non-solicitation agreement between the Company or an Affiliate and the Participant.

(c) Acceleration of Vesting Upon Death. If Participant ceases to be an employee by reason of death, or if Participant dies after a Separation From Service with the Company or an Affiliate due to Disability or Retirement but prior to any Scheduled Vesting Date, then the Units will become vested in accordance with this Section 2(c). If such death occurs prior to the last day of the Performance Period, a number of Units equal to the Target Award Number will vest upon Participant’s death. If the death occurs on or after the last day of the Performance Period, then a number of Units equal to the Final Award Number will vest upon Participant’s death. Notwithstanding the foregoing, such accelerated vesting shall occur only if the Participant has at all times since the Grant Date complied with the terms of any confidentiality and non-solicitation agreement between the Company or an Affiliate and the Participant.

(d) Acceleration of Vesting Upon Qualifying Termination. Notwithstanding the vesting provisions contained in Sections 2(a) through (c) above, but subject to the other terms and conditions of the Agreement, if Participant has been continuously employed by the Company or any Affiliate of the Company until the date of a Qualifying Termination (as defined in Section 11), then immediately upon such Qualifying Termination, Participant shall be vested in the number of Units determined in accordance with this Section 2(d). If the Qualifying Termination occurs prior to the last day of the Performance Period, a number of Units equal to the Target Award Number will vest upon such Qualifying Termination. If the Qualifying Termination occurs on or after the last day of the Performance Period, a number of Units equal to the Final Award Number will vest upon such Qualifying Termination.

(e) Forfeiture on Termination of Employment for Cause and on Breach of Confidentiality Agreement. If Participant violates the terms of any confidentiality and non-solicitation agreement between the Company or an Affiliate and the Participant, all of Participant’s unvested Units shall be immediately and irrevocably forfeited. If Participant’s employment with the Company is terminated for Cause (as defined in Section 11), all of Participant’s unvested Units shall be immediately and irrevocably forfeited. Upon forfeiture, Participant shall have no rights relating to the forfeited Units (including, without limitation, any rights to receive a distribution of Shares with respect to the Units and the right to receive dividend equivalents).

(f) Special Vesting and Forfeiture Terms.

(A) Forfeiture Resulting From Acts Occurring During the Grant Year. Notwithstanding the provisions of Participant’s Award Summary and Sections 2(a) through 2(d) hereof, if it shall be determined at any time subsequent to the Grant Date that Participant has, during the year in which the Grant Date occurs (the “Grant Year”), (i) failed to comply with Company policies and procedures, including the Code of Ethics and Business Conduct, (ii) violated any law or regulation, (iii) engaged in negligent or willful misconduct, or (iv) engaged in activity resulting in a significant or material Sarbanes-Oxley control deficiency, and such failure, violation, misconduct or activity (1) demonstrates an inadequate sensitivity to the inherent risks of Participant’s business line or functional area, and (2) results in, or is reasonably likely to result in, a material adverse impact (whether financial or reputational) on the Company or Participant’s business line or functional area, all or part of the Units granted under this Award that have not yet become vested at the time of such determination may be cancelled and, if so cancelled, such Units will not become vested. “Inadequate sensitivity” to risk is demonstrated by imprudent activities that subject the Company to risk outcomes in future periods, including risks that may not be apparent at the time the activities are undertaken.

(B) Forfeiture of Units for Acts Occurring in Years other than the Grant Year. Notwithstanding the provisions of Participant’s Award Summary and Section 2(a) through 2(d) hereof, if the Participant receives one or more equity Awards in any years other than the Grant Year (an “Other Grant Year”) pursuant to an Award Agreement that contains a clause substantially similar to paragraph (A) above, and it shall be determined that Participant, as a result of risk-related behavior, should be subject to the forfeiture of all or part of any such Award granted in such Other Grant Year in accordance with the terms of such clause, then the unvested Units granted under this Award shall be subject to forfeiture to the extent necessary to equal the Unsatisfied Forfeiture Value (as defined below). The term “Unsatisfied Forfeiture Value” shall mean the value (as determined by the Incentive Review Committee in its absolute discretion) of any portion of the Award determined by the Incentive Review Committee to be subject to forfeiture with respect to the Other Grant Year (without regard to whether or not some portion thereof has already vested) that has in fact vested prior to such determination by the Incentive Review Committee. All or a portion of unvested Units granted under this Award shall be subject to forfeiture in order to satisfy as much as possible of the Unsatisfied Forfeiture Value, and the valuation of such Units for such purpose shall be determined in the absolute discretion of the Incentive Review Committee.

3.	Distribution of Shares with Respect to Units

Subject to the restrictions in this Section 3, following the vesting of Units and following the payment of any applicable withholding taxes pursuant to Section 8 hereof, the Company shall cause to be issued and delivered to Participant (including through book entry) Shares registered in the name of Participant or in the name of Participant’s legal representatives, beneficiaries or heirs, as the case may be, as follows:

(a) Scheduled Vesting Date Distributions. As soon as administratively feasible following each Scheduled Vesting Date (but in no event later than December 31st of the year in which such Scheduled Vesting Date occurs), all Shares issuable pursuant to Units that become vested as of such Scheduled Vesting Date (and with respect to which Shares have not been distributed previously) shall be distributed to Participant, or in the event of Participant’s death, to the representatives of Participant or to any Person to whom the Units have been transferred by will or the applicable laws of descent and distribution.

(b) Qualifying Termination Distributions. As soon as administratively feasible following a Separation From Service in connection with a Qualifying Termination (but in no event later than 60 days following such Separation From Service), all Shares issuable pursuant to Units that become vested as a result of such Qualifying Termination (and with respect to which Shares have not been distributed previously) shall be distributed to Participant. Notwithstanding the foregoing, any Shares issuable to a Specified Employee (as defined in Section 11) as a result of a Separation From Service in connection with a Qualifying Termination will not be delivered to such Specified Employee until the date that is six months and one day after the date of the Separation From Service.

(c) Distributions Following Retirement or Disability. If a Participant has a Separation From Service with the Company or its Affiliates due to Retirement or Disability (so long as such Separation From Service is not in connection with a Qualifying Termination), the distribution of Shares with respect to Units will not be accelerated, and Shares will be distributed as soon as administratively feasible following the applicable Scheduled Vesting Dates (but in no event later than December 31st of the year in which such Scheduled Vesting Date occurs).

(d) Distributions Following Death. As soon as administratively feasible following the death of a Participant (but in no event later than 90 days following such death) all Shares issuable pursuant to Units that become vested pursuant to Section 2(c) (and with respect to which Shares have not been distributed previously) shall be distributed to Participant.

In the event that the number of Shares distributable pursuant to this Section 3 is a number that is not a whole number, then the number of Shares distributed shall be rounded down to the nearest whole number.

4.	Rights as Shareholder; Dividend Equivalents

Prior to the distribution of Shares with respect to Units pursuant to Section 3 above, Participant shall not have ownership or rights of ownership of any Shares underlying the Units; provided, however, that cash dividend equivalents shall accrue on the Shares underlying the Units, whether such Units are vested or unvested, if cash dividends are declared by the Company’s Board of Directors on the Common Stock on or after the Grant Date. Participant shall be entitled to dividend equivalents with respect to a number of Units equal to the Final Award Number. Such dividend equivalents will be in an amount of cash per Unit equal to the cash dividend paid with respect to a share of outstanding Common Stock. The dividend equivalents shall be treated as earnings on, and as a separate amount from, the Units for purposes of Section 409A of the Code. Dividend equivalents accrued prior to the Determination Date will be paid to Participant as soon as administratively feasible after the Determination Date (but in no event later than 30 days following the Determination Date). After the Determination Date, dividend equivalents will be paid to Participant with respect to unvested Shares on the same payment dates as dividends to holders of the Common Stock are paid; provided, however, that, in all events, any dividend equivalents paid in accordance with this sentence shall be paid in the calendar year in which the dividends are declared, or, if later, on or before the date that is two and one-half months after the date on which such dividends are declared. Dividend equivalents paid with respect to dividends declared before the delivery of the Shares underlying the Units will be treated as compensation income for tax purposes and will be subject to income and payroll tax withholding by the Company.

5.	Restriction on Transfer

Except for transfers by will or the applicable laws of descent and distribution, the Units cannot be sold, assigned, transferred, gifted, pledged, or in any manner encumbered, alienated, attached or disposed of, and any purported sale, assignment, transfer, gift, pledge, alienation, attachment or encumbrance shall be void and unenforceable against the Company. No such attempt to transfer the Units, whether voluntary or involuntary, by operation of law or otherwise, shall vest the purported transferee with any interest or right in or with respect to the Units or the Shares issuable with respect to the Units.

6.	Securities Law Compliance

The delivery of all or any of the Shares in accordance with this Award shall be effective only at such time that the issuance of such Shares will not violate any state or federal securities or other laws. The Company is under no obligation to effect any registration of the Shares under the Securities Act of 1933 or to effect any state registration or qualification of the Shares. The Company may, in its sole discretion, delay the delivery of the Shares or place restrictive legends on such Shares in order to ensure that the issuance of any Shares will be in compliance with federal or state securities laws and the rules of the New York Stock Exchange or any other exchange upon which the Company’s Common Stock is traded.

7.	Distributions and Adjustments

The Award shall be subject to adjustment, in accordance with Section 4(c) of the Plan, in the event that any distribution, recapitalization, reorganization, merger or other event covered by Section 4(c) of the Plan shall occur.

8.	Income Tax Withholding

In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of Participant, are withheld or collected from Participant. Participant may satisfy any applicable tax withholding obligations arising from the receipt of Shares, or lapse of restrictions relating to the Units, by check payable to the Company. In addition, Participant may, at Participant’s election, satisfy the minimum statutory withholding obligations that arise at the time of delivery of Shares by electing to have the Company withhold a portion of the Shares otherwise to be delivered with a Fair Market Value (as such term is defined in the Plan) equal to the amount necessary to satisfy such obligations. The election must be made on or before the date that the amount of tax to be withheld is determined.

9.	Miscellaneous

(a) The Agreement is issued pursuant to the Plan and is subject to its terms. The Plan is available for inspection during business hours at the principal office of the Company. In addition, the Plan may be viewed on the Morgan Stanley Benefit Access Website at www.benefitaccess.com (or the website of any other stock plan administrator selected by the Company in the future).

(b) The Agreement shall not confer on Participant any right with respect to continuance of employment with the Company or any Affiliate, nor will it interfere in any way with the right of the Company or any Affiliate to terminate such employment at any time.

(c) Participant acknowledges that the grant, vesting or any payment with respect to this Award, and the sale or other taxable disposition of the Shares issued with respect to the Units hereunder may have tax consequences pursuant to the Code or under local, state or international tax laws. Participant acknowledges that Participant is relying solely and exclusively on Participant’s own professional tax and investment advisors with respect to any and all such matters (and is not relying, in any manner, on the Company or any of its employees or representatives). Participant understands and agrees that any and all tax consequences resulting from the Award and its grant, vesting or any payment with respect thereto, and the sale or other taxable disposition of the Shares acquired pursuant to the Award, is solely and exclusively the responsibility of Participant without any expectation or understanding that the Company or any of its employees or representatives will pay or reimburse Participant for such taxes or other items.

(d) It is intended that the Plan and the Agreement shall comply with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder and the provisions of the Agreement shall be construed and administered accordingly.

10.	Venue

Any claim or action brought with respect to this Award shall be brought in a federal or state court located in Minneapolis, Minnesota.

11.	Definitions

For purposes of the Agreement, the following terms shall have the definitions as set forth below:

(a) “Affiliate” shall be defined as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b) “Announcement Date” shall mean the date of the public announcement of the transaction, event or course of action that results in a Change in Control.

(c) “Cause” shall mean:

(A) the continued failure by Participant to substantially perform Participant’s duties with the Company or any Affiliate (other than any such failure resulting from Participant’s Disability), after a demand for substantial performance is delivered to Participant that specifically identifies the manner in which the Company believes that Participant has not substantially performed Participant’s duties, and Participant has failed to resume substantial performance of Participant’s duties on a continuous basis;

(B) gross and willful misconduct during the course of employment (regardless of whether the misconduct occurs on the Company’s premises), including, without limitation, theft, assault, battery, malicious destruction of property, arson, sabotage, embezzlement, harassment, acts or omissions which violate the Company’s rules or policies (such as breaches of confidentiality), or other conduct which demonstrates a willful or reckless disregard of the interests of the Company or its Affiliates; or

(C) Participant’s conviction of a crime (including, without limitation, a misdemeanor offense) which impairs Participant’s ability substantially to perform Participant’s duties with the Company.

(d) “Change in Control” shall mean any of the following events occurring after the date of the Agreement, but only if such event also constitutes a change in ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code:

(A) The acquisition by any Person (as defined in Section 11(g))of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (1) the then outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this clause (A), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by a subsidiary of the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or a subsidiary of the Company (a “Company Entity”) or (iv) any acquisition by any corporation pursuant to a transaction which complies with clause (i), (ii) or (iii) of this clause (A); or

(B) Individuals who, as of the Grant Date, constitute the Company’s Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors (except as a result of the death, retirement or disability of one or more members of the Incumbent Board); provided, however, that any individual becoming a director subsequent to the date of the Agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, (1) any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board, (2) any director designated by or on behalf of a Person who has entered into an agreement with the Company (or which is contemplating entering into an agreement) to effect a Business Combination (as defined in paragraph (C) of this Section 11(d)) with one or more entities that are not Company Entities or (3) any director who serves in connection with the act of the Board of Directors of increasing the number of directors and filling vacancies in connection with, or in contemplation of, any such Business Combination; or

(C) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any Company Entity or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(D) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(e) “Disability” means leaving active employment and qualifying for and receiving disability benefits under the Company’s long-term disability programs as in effect from time to time.

(f) “Notice of Termination” means a written notice which sets forth the date of termination of Participant’s employment.

(g) “Person” means person as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.

(h) “Qualifying Termination” means:

(A) Participant’s Separation From Service with the Company and its Affiliates as a result of the Company’s termination of Participant’s employment for any reason other than Cause within 12 months following a Change in Control, provided that such a termination will not be a Qualifying Termination if: i) the Company has notified the Participant in writing more than 30 days prior to the Announcement Date that Participant’s employment is not expected to continue for more than 12 months following the date of such notification, and Participant’s employment is in fact terminated within such 12 month period; or ii) Participant has announced in writing, prior to the date the Company provides a Notice of Termination to Participant, that Participant intends to terminate his or her employment;

(B) Participant’s Separation From Service with the Company and its Affiliates as a result of Disability within 12 months following a Change in Control; or

(C) Participant’s Separation From Service with the Company and its Affiliates (other than as a result of Participant’s termination of employment by the Company for Cause) within 12 months following a Change in Control, if, at the time of the Change in Control, such Participant is age 59 1/2 or older and has had 10 or more years of employment with the Company or its Affiliates following such Participant’s most recent date of hire by the Company or its Affiliates.

(i) “Retirement” means termination of employment (other than for Cause) by a Participant who is age 59 1/2 or older and has had 10 or more years of employment with the Company or its Affiliates following such Participant’s most recent date of hire by the Company or its Affiliates.

(j) “Separation From Service” means a Participant’s separation from service with the Company and its affiliates, as determined under Treasury Regulation section 1.409A-1(h)(1), provided, that the term “affiliate” shall mean a business entity which is affiliated in ownership with the Company and that is treated as a single employer under the rules of section 414(b) and (c) of the Code (applying the eighty percent common ownership standard).

(k) “Specified Employee” shall mean any Participant who is a specified employee for purposes of section 1.409A-1(i) of the U.S. Treasury Regulations, determined in accordance with the rules set forth in the separate document entitled “U.S. Bank Specified Employee Determination.”

EXHIBIT A

TO

PERFORMANCE RESTRICTED STOCK UNIT AWARD AGREEMENT

This Exhibit A to the Performance Restricted Stock Unit Award Agreement sets forth the manner in which the Final Award Number will be determined for each Participant.

Definitions

Capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan, the Performance Restricted Stock Unit Award Agreement and Participant’s Award Summary. The following terms used in the text of this Exhibit A and in the ROE Performance Matrix shall have the meanings set forth below:

“Company ROE Maximum” means     %.

“Company ROE Minimum” means     %.

“Company ROE Result” means the ROE achieved by the Company during the Performance Period.

“Company ROE Target” means     %.

“Determination Date” means the date on which the Final Award Number is determined, which date shall not be later than 45 days after the last day of the Performance Period.

“Final Award Number” means the “Final Award Number” determined in accordance with this Exhibit A.

“Peer Group Companies” means the following companies:                                         .

“Peer Group ROE Ranking Maximum” means the             percentile.

“Peer Group ROE Ranking Minimum” means the             percentile.

“Peer Group ROE Ranking Target” means the             percentile.

“Peer Group ROE” means the ROE achieved by the Peer Group Companies during the Performance Period.

“Peer Group ROE Ranking” means the percentile rank of the Company ROE Result relative to Peer Group ROE.

“Performance Period” means the year ending December 31,             .

“ROE” means (a) net income applicable to the common shareholders of a company during the Performance Period, divided by (b) that company’s average common shareholders’ equity during the Performance Period.

“ROE Performance Matrix” means the ROE Performance Matrix set forth in this Exhibit A.

“Target Award Number” means the “Target Award Number” set forth in a Participant’s Award Summary.

“Target Award Number Percentage” means the “Target Award Number Percentage” determined in accordance with the ROE Performance Matrix and the related rules set forth in this Exhibit A.

Determination of Final Award Number

Each Participant has been granted a number of Units equal to the Target Award Number. The Target Award Number will be adjusted upward or downward depending on (a) whether the Company ROE Result is greater or less than the Company ROE Target, and (b) the Peer Group ROE Ranking. The Final Award Number for each Participant will be determined by multiplying (i) the Target Award Number Percentage by (ii) the Target Award Number. The Target Award Number Percentage will be determined in accordance with the following ROE Performance Matrix and the related rules below:

ROE PERFORMANCE MATRIX

Target Award Number Percentage
	Company ROE Maximum ( %) or more	%	%	%
Company ROE Result	Company ROE Target ( %)%		%	%
(Vertical Axis)	Company ROE Minimum ( %) or less (but greater than zero)%		%	%

	Company ROE is 0% or less	0%	0%	0%

		Peer Group ROE Ranking Minimum or below	Peer Group ROE Ranking Target	Peer Group ROE Ranking Maximum or above
Peer Group ROE Ranking (Horizontal Axis)

In determining the Target Award Number Percentage in accordance with the ROE Performance Matrix, the following rules will apply:

•

If the Company ROE Result is greater than the Company ROE Minimum and less than the Company ROE Target, the Target Award Number Percentage on the vertical axis will be determined by interpolation of the Company ROE Result between the Company ROE Minimum and the Company ROE Target.

•

If the Company ROE Result is greater than the Company ROE Target and less than the Company ROE Maximum, the Target Award Number Percentage on the vertical axis will be determined by interpolation of the Company ROE Result between the Company ROE Target and the Company ROE Maximum.

•

If the Peer Group ROE Ranking is greater than the Peer Group ROE Ranking Minimum and less than the Peer Group ROE Ranking Target, the Target Award Number Percentage on the horizontal axis will be determined by interpolation of the Peer Group ROE Ranking between the Peer Group ROE Minimum and the Peer Group ROE Target.

•

If the Peer Group ROE Ranking is greater than the Peer ROE Group Ranking Target and less than the Peer Group ROE Ranking Maximum, the Target Award Number Percentage on the horizontal axis will be determined by interpolation of the Peer Group ROE Ranking between the Peer Group ROE Target and the Peer Group ROE Maximum.

•

After the Target Award Number Percentage on each of the vertical axis and horizontal axis has been determined, the actual Target Award Number Percentage will be determined by interpolation of the data points (i.e., the percentages) set forth in the ROE Performance Matrix.

•	In no event shall the Target Award Number Percentage be greater than 125.0%.

The Final Award Number for each Participant shall be determined by the Committee on the Determination Date. The Award Summary of each Participant shall be amended to reflect the Final Award Number as soon as administratively feasible after the Final Award Number for such Participant is determined.

Committee Determinations

The Committee shall make all determinations necessary to arrive at the Final Award Number for each Participant. The Committee shall determine the Company ROE Result by reference to the Company’s audited financial statements as of and for the year ending on the last day of the Performance Period. The Committee shall determine the Peer Group ROE Ranking by reference to publicly available financial information regarding the Peer Companies. Any determination by the Committee pursuant to this Exhibit A will be binding upon each Participant and the Company.

No Fractional Units

In the event the Final Award Number is a number of Units that is not a whole number, then the Final Award Number shall be rounded down to the nearest whole number.

Performance RSU Agreement for MC 2013